EXHIBIT 23
INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement File No. 333-02769 of Dominion Resources, Inc. on Form S-3, Registration Statement File No. 33-62705 of Dominion Resources, Inc. on Form S-8, Registration Statement File No. 333-02733 of Dominion Resources, Inc. on Form S-8, and Registration Statement File No. 333-09167 of Dominion Resources, Inc. on Form S-8 of our report dated 12 March 1997, appearing in this Current Report on Form 8-K, as amended, of Dominion Resources, Inc. dated March 20, 1997.






Deloitte & Touche
Chartered Accountants
London, England
20 March 1997